As filed with the Securities and Exchange Commission on December 17, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bellicum Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834	20-1450200
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2130 W. Holcombe Blvd., Ste. 800

Houston, TX 77030

(832) 384-1100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Thomas J. Farrell

President, Chief Executive Officer

Bellicum Pharmaceuticals, Inc.

2130 W. Holcombe Blvd., Ste. 800

Houston, TX 77030

(832) 384-1100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Julie M. Robinson, Esq. Divakar Gupta, Esq. Karen E. Deschaine, Esq. Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 (858) 550-6000	Eric W. Blanchard, Esq. Covington & Burling LLP The New York Times Building 620 Eighth Avenue New York, New York 10018 (212) 841-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒  (File No. 333-200328)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(2)	AMOUNT OF REGISTRATION FEE(2)(3)
Common Stock, $0.01 par value per share	1,265,000	$19.00	$24,035,000	$2,793

(1)	The shares being registered pursuant to this Registration Statement are in addition to the 7,187,500 shares registered pursuant to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-200328). Includes the shares that the underwriters have the option to purchase.
(2)	Based on the initial public offering price.
(3)	Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of additional shares of common stock, par value $0.01 per share, of Bellicum Pharmaceuticals, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto and all information incorporated by reference therein, the Registration Statement on Form S-1 (Registration No. 333-200328), which was declared effective by the Commission on December 17, 2014, and is being filed solely for the purpose of increasing the aggregate number of shares to be offered in the public offering by 1,265,000 shares including the shares that may be sold pursuant to the underwriter’s option to purchase additional shares.

The required opinions and consents are listed on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 17th day of December, 2014.

BELLICUM PHARMACEUTICALS, INC.

/s/ Thomas J. Farrell
Thomas J. Farrell
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Thomas J. Farrell	President, Chief Executive Officer and Member of the Board of Directors	December 17, 2014
Thomas J. Farrell
(Principal Executive Officer)

/s/ Alan A. Musso	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	December 17, 2014
Alan A. Musso, C.P.A., C.M.A.

/s/ Kevin M. Slawin, M.D.*	Chief Technology Officer and Member of the Board of Directors	December 17, 2014
Kevin M. Slawin, M.D.

/s/ Frank B. McGuyer*	Member of the Board of Directors	December 17, 2014
Frank B. McGuyer

/s/ James Brown*	Member of the Board of Directors and Chairman of the Board	December 17, 2014
James Brown

/s/ Reid M. Huber, Ph.D.*	Member of the Board of Directors	December 17, 2014
Reid M. Huber, Ph.D.

/s/ Jon P. Stonehouse *	Member of the Board of Directors	December 17, 2014
Jon P. Stonehouse

*	Pursuant to power of attorney

By:	/s/ Thomas J. Farrell
Thomas J. Farrell Attorney in fact

EXHIBIT INDEX

Exhibit Number	Description of Document

5.1	Opinion of Cooley LLP.

23.1	Consent of Ernst & Young LLP, an Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1(1)	Power of Attorney.

24.2(2)	Power of Attorney.

(1)	Included on the signature page of Registration Statement on Form S-1 (File No. 333-200328), filed with the Securities and Exchange Commission on December 9, 2014, and incorporated herein by reference.
(2)	Included on the signature page of Registration Statement on Form S-1 (File No. 333-200328), filed with the Securities and Exchange Commission on November 18, 2014, and incorporated herein by reference.